                                                                     EXHIBIT 10A

                              SEVERANCE AGREEMENT


          THIS AGREEMENT, entered into this 1st day of June 1995, by and between Sizeler Property Investors, Inc., a Delaware corporation qualified as a real estate investment trust ("SPI"), with principal offices at 2542 Williams Boulevard, Kenner, Louisiana, and THOMAS A. MASILLA, JR., an individual residing in Metairie, Louisiana ("Executive").

                                R E C I T A L S

          A. The Board of Directors of SPI (the "Board") believes it to be in the best interests of SPI and its shareholders to assure the Executive's continued service to SPI, and Executive agrees to continue in the service of SPI under the terms set forth below.

          B. The Board, considering the potential for adverse effects on SPI and on the work environment and executive morale were there a proposal for a change in control of SPI, has determined that appropriate steps should be taken to reinforce and encourage Executive's continued attention and devotion to his duties without distraction notwithstanding such a proposal.

          NOW, THEREFORE, in consideration of the mutual covenants set forth below, SPI and Executive agree as follows:

          1. Employment. SPI shall continue to employ Executive, and Executive shall remain in the employ of SPI, under the terms set forth in this agreement.

          2. Responsibilities. SPI shall employ Executive, and Executive shall serve SPI, during the term of this Agreement in such executive capacity as may be specified from time to time by the Board. Executive shall, during the term of this agreement, devote his full time and attention to and exert his best efforts in the performance of his duties toward SPI, provided, however, that with the approval of the Board, Executive may serve on the board of directors or trustees of, or hold other positions with respect to, Sizeler Realty Co., Inc. ("SRC"), and other companies and organizations.

          3. Term. This agreement shall take effect as of June 1, 1995, and shall terminate on May 31, 1997, provided, however, that on the first day of each month following June 1, 1995, this agreement shall automatically be extended to cover the 24-month period beginning on such date. Notwithstanding the preceding provisions of this paragraph, this agreement may be terminated at any time in accordance with the provisions of paragraph 5 or 6 below.

          4. Compensation. Except as provided in paragraphs 5 and 6 below, SPI shall pay to Executive as compensation for his services under this agreement a base salary at the annual rate of not less than $160,000, in accordance with the customary payroll practices of SPI, for the term of this agreement. As used in this agreement, the term "base salary" shall mean the amount stated in the preceding sentence or such greater amount as the Board may, from time to time, designate as Executive's base salary. Executive may participate in such bonus, stock option, deferred compensation, employee benefit, and fringe benefit plans or arrangements as the Board may from time to time determine.

          5.   Termination of Agreement.

               5.1 General. This agreement may be terminated at any time under the following terms except to the extent paragraph 6, with respect to a Change in Control, is applicable. Any termination of this agreement under this paragraph 5 shall be subject to the provisions of paragraphs 5.2, 7, 9, and 14, which shall survive the termination.

                    5.1.1 Without Cause. Executive serves as an officer and executive of SPI at the pleasure of the Board.

                           5.1.1(A) The Board may terminate Executive's
employment with SPI and this agreement at any time without a determination of Cause (as defined below), by written notice to Executive.

                           5.1.1(B) The Board may terminate this agreement at
any time without a determination of Cause and without requiring the termination of Executive's employment with SPI, by written notice to Executive.

                    5.1.2 Cause. Upon a determination by the Board that Executive has breached or neglected his duties to SPI (such conduct by Executive being referred to in this agreement as "Cause"), the Board may terminate Executive's employment with SPI and this agreement by written notice to Executive.

                    5.1.3 Death. This agreement shall terminate upon Executive's death.

                    5.1.4 Disability. Upon a determination by the Board that Executive is unable to perform his duties to SPI under this agreement by reason of illness or other incapacity that will qualify Executive for benefits under any long term disability arrangement or policy maintained with respect to Executive's employment with SPI (such condition of Executive being referred to in this agreement as "Disability"), the Board may terminate Executive's employment with SPI and this agreement by written notice to Executive.

                    5.1.5 Voluntary Resignation. Executive may terminate this agreement at any time by submitting his resignation with at least 30 days prior written notice to the Board.

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

               5.2  Obligations upon Termination.

                    5.2.1  Without Cause.

                           5.2.1(A) Should SPI terminate this agreement without
Cause in accordance with paragraph 5.1.1 above, SPI shall pay to Executive an amount equal to the base salary that would have been payable under paragraph 4 for the 24-month period beginning on the date of termination of this agreement, at the rate in effect on the date of termination and at the times such salary would otherwise have been payable. Furthermore, Executive shall continue to participate for such 24-month period in any life, disability, accident and health insurance benefits substantially similar to those Executive was receiving or entitled to receive from SPI immediately before notice of termination or, at SPI's option, such life, disability, accident and health insurance benefits as may be generally in effect for executives of SPI during that period. In the case of a termination under paragraph 5.1.1(B), the provisions of this paragraph shall be applicable whether or not Executive's employment with SPI continues.

                           5.2.1(B) Should SPI terminate this agreement without
Cause and without requiring the termination of Executive's employment under paragraph 5.1.1(B), and should SPI and Executive agree upon terms regarding the continuation of Executive's employment with SPI, such terms whether written or oral shall be subject (i) to paragraph 5.2.1(A) above, and (ii), if the termination of this agreement occurs within 24 months after a Change in Control (as defined in paragraph 6 below), to the survival of paragraph 6 below, unless Executive specifically waives such provisions.

                    5.2.2 With Cause or Voluntary Resignation. Should SPI terminate this agreement with Cause in accordance with paragraph 5.1.2 above, or should the agreement terminate upon Executive's voluntary resignation in accordance with paragraph 5.1.5 above, SPI shall pay Executive's base salary through the date of termination at the rate in effect immediately before the earlier of the date of termination or notice of termination or resignation and shall pay any amounts to which Executive is entitled at date of termination under any compensation plans, programs, or other agreements then in effect, and SPI shall have no further obligations to Executive under this agreement.

                    5.2.3  Upon Death.

                           5.2.3(A) Should this agreement terminate upon
Executive's death in accordance with paragraph 5.1.3 above, SPI shall pay a death benefit to Executive's designated beneficiary or beneficiaries or, if Executive has not designated a beneficiary or no designated beneficiary survives Executive, to the executor or administrator of Executive's estate. The death benefit shall equal the base salary that would have been payable to Executive under paragraph 4 for the 24-month period beginning on the date of Executive's death, at the rate in effect on such date and at the times such salary would otherwise have been payable.

                  5.2.3(B) Executive may designate a beneficiary or beneficiaries for purposes of this agreement. The designation of beneficiary shall be made in writing, shall not be effective unless filed with the Secretary of SPI before Executive's death, and may be changed or revoked at any time without notice to any beneficiary by the filing of a subsequent designation with the Secretary. If Executive designates more than one beneficiary, each shall share equally unless Executive specifies a different allocation or preference.

                    5.2.4 Upon Disability. Should SPI terminate this agreement on account of Executive's Disability in accordance with paragraph 5.1.4 above, SPI shall pay to Executive an amount equal to the difference between (i) the base salary that would have been payable under paragraph 4 for the 24-month period beginning on the date of termination at the rate in effect on the date of termination and at the time such salary would otherwise have been payable, and
(ii) the amount payable to Executive during such period under any long term disability arrangement or insurance policy maintained with respect to Executive's employment with SPI, except that SPI's obligation to pay such amount shall cease to the extent that payment by SPI would reduce the amount payable to Executive under any long term disability arrangement or insurance policy.

          6.   Change in Control.

               6.1 Definitions. For the purposes of this paragraph 6, the following definitions shall apply:

                    6.1.1 "Acquiring Person" shall mean any Person who or which together with all Affiliates and Associates of such Person, without the prior approval of a majority of the Continuing Directors, shall be the Beneficial Owner of 20 percent or more of the shares of Common Stock then outstanding, provided, however, that Acquiring Person shall not mean (i) SPI, (ii) any Subsidiary of SPI, (iii) any employee benefit plan of SPI or any Subsidiary of SPI, (iv) any entity holding shares of Common Stock organized, appointed, or established by SPI or any of its Subsidiaries for or pursuant to the terms of any such plan, (v) Sidney W. Lassen, together with his spouse, descendants and any trust established for the benefit of Sidney W. Lassen, his spouse and descendants or any one or more of them or (vi) SRC.

                    6.1.2 "Person" shall mean any individual, firm, corporation, partnership or other entity and shall include any successor (by merger or otherwise) of such entity.

                    6.1.3 "Affiliate" shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

                    6.1.4 "Associate" shall mean, with respect to a specified Person, (i) any corporation or organization (other than SPI or SRC or a Subsidiary of SPI or SRC) of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10 percent or more of any class of equity security as defined in Rule 3a-11 of the General Rules and Regulations under the Exchange Act, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person, or is an officer or director of any corporation controlling or controlled by such Person.

                    6.1.5 "Subsidiary" shall mean, with reference to any Person, any corporation of which a majority of any class of equity security is Beneficially Owned, directly or indirectly, by such Person.

                    6.1.6 "Beneficial Ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act (or any successor rule or statutory provision) or, if Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to Rule 13d-3 as in effect on the date of this agreement; provided, however, that a Person shall, in any event, also be deemed to be the "Beneficial Owner" of any securities:

                           6.1.6(A) which such Person or any Affiliate or
Associate thereof beneficially owns, directly or indirectly;

                           6.1.6(B) which such Person or any Affiliate or
Associate thereof, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (i) securities tendered pursuant to a tender or exchange offer made by such Person or any Affiliate or Associate thereof until the tendered securities are accepted for purchase or exchange, or (ii) securities issuable upon exercise of rights;

                           6.1.6(C) which such Person or any Affiliate or
Associate thereof, directly or indirectly, has sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (C) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (i) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (ii) is not also then reportable by such Person on Schedule 13D under the Exchange Act; or

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

                           6.1.6(D) which are beneficially owned, directly or
indirectly, by any other Person or any Affiliate or Associate thereof with which such Person or any Affiliate or Associate thereof has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subparagraph (C) of this paragraph 6.1.6) or disposing of any voting securities of the Company.

                    6.1.7 "Common Stock" shall mean the common stock, par value $.01 per share, of SPI.

                    6.1.8 "Continuing Director" shall mean any director of the Company who is not an Acquiring Person or a representative or nominee of an Acquiring Person, and who (i) was elected by the stockholders or appointed by the Board prior to the date as of which the Acquiring Person in question became an Acquiring Person, or (ii) was designated (before his initial election or appointment as a director) as a Continuing Director by a majority of the Whole Board, but only if a majority of the Whole Board shall then consist of Continuing Directors, or, if a majority of the Whole Board shall not then consist of Continuing Directors, by a majority of the then Continuing Directors.

                    6.1.9 "Whole Board" shall mean the total number of directors SPI would have if there were no vacancy on the Board.

                    6.1.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                    6.1.11 "Adverse Circumstances" shall mean any of the following sets of circumstances surrounding the termination of Executive's employment with SPI after a Change in Control:

                           6.1.11(A)  The termination or notice of termination
of Executive's employment with SPI without Breach of Duty.

                           6.1.11(B)  The assignment to Executive of any duties
inconsistent with his status as an executive of SPI, the removal of Executive from the position he held before the Change in Control of SPI, or a substantial diminution in the nature or status of the Executive's responsibilities from those in effect immediately before the Change in Control.

                           6.1.11(C)  A reduction by SPI in Executive's annual
base salary as in effect on the date immediately before the Change in Control or as the same may be increased from time to time.

                           6.1.11(D)  Either the relocation of the executive
office of SPI or the relocation of Executive's individual office in Kenner, Louisiana, to a location outside of the New Orleans Standard Metropolitan Statistical Area
(SMSA) so as to require Executive to be based anywhere other than in the New Orleans SMSA except for required travel on the business of SPI and its subsidiaries to an extent substantially consistent with Executive's present business travel obligations.

                    6.1.12 "Breach of Duty" shall mean a determination by two-thirds of SPI's Continuing Directors of Executive's willful breach of duty in the course of his employment that is demonstrably and materially injurious to SPI, monetarily or otherwise, or that Executive neglected his employment duties. For purposes of this paragraph 6, no act, or failure to act, on Executive's part shall be deemed willful unless done, or omitted to be done, in bad faith and without Executive's reasonable belief that the action or omission was in the best interest of SPI. Notwithstanding the foregoing, Executive's employment shall not be deemed to have been terminated for Breach of Duty unless and until there shall have been delivered to him a copy of a resolution duly adopted by the requisite vote of the Continuing Directors at a meeting of the Continuing Directors called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with counsel, to be heard before the Continuing Directors), finding that in the good faith opinion of the Continuing Directors Executive was guilty of conduct set forth above in this paragraph
6.1.12 and specifying the particulars of such conduct in detail.

               6.2 Change in Control Defined; Effect of Change in Control. For purposes of this agreement, a "Change in Control" shall have occurred when (i) any Person shall have become an Acquiring Person, and (ii) a majority of the Board of SPI shall not be Continuing Directors.

          Paragraph 6.3 shall apply to determine SPI's and Executive's rights and obligations under this agreement if Executive's employment with SPI terminates other than by reason of death or Disability (as defined in paragraph 5.1.4) within 24 months following a Change of Control of SPI and either (i) this agreement has not been terminated before such termination of employment, or (ii) SPI had terminated this agreement under paragraph 5.1.1(B) coincident with or following the Change in Control.

               6.3 Rights and Obligations upon Termination of Employment Other Than by Reason of Death or Disability Following a Change in Control of SPI. The following provisions shall apply under the circumstances described in paragraph 6.2:

                    6.3.1 Should SPI terminate Executive's employment for Breach of Duty or should Executive's employment with SPI terminate under circumstances other than those described above as Adverse Circumstances, SPI shall pay Executive's base salary through the date of termination of employment at the rate in effect at the time notice of termination is given and shall pay any amounts to which Executive is entitled at date of termination of employment under any other compensation plans, programs, or agreements then in effect, and SPI shall have no further obligations to Executive under this agreement.

                    6.3.2 Should Executive's employment with SPI terminate under circumstances described above as Adverse Circumstances, then, subject to paragraph 6.3.2(E), Executive shall be entitled to the payments and benefits described in paragraphs 6.3.2(A) through 6.3.2(D) (the "Severance Benefit") in lieu of any other rights or benefits under this agreement.

                           6.3.2(A) SPI shall pay to Executive his base salary
through the date of termination of employment at the rate in effect at the time notice of termination is given. Payment shall be made no later than the fifth business day following the date of termination. SPI shall also pay to Executive all other amounts to which Executive is entitled at date of termination of employment under any compensation plans, programs, or agreements then in effect. For purposes of this agreement, a "business day" means a day that is not a Saturday, Sunday or legal holiday on which banks may remain closed in New Orleans, Louisiana;

                           6.3.2(B) SPI shall also pay to Executive a severance
payment (the "Severance Payment") that will equal two times the total of: (i) the base annual salary payable to Executive at the rate in effect on the date of notice of termination of employment, and (ii) one-half of the total of any amounts that were, during the 24-month period preceding the date of termination, credited to Executive as a nonelective deferral under any deferred compensation arrangement between SPI and Executive, and (iii) one-half of the total amount of any bonuses or awards paid to Executive as an employee of SPI during the 24-month period preceding the date of termination, including any bonus or award paid in the forms of shares of Common Stock of SPI, but excluding any bonus or award paid in the form of options relating to securities of SPI. (For the purposes of the preceding sentence, shares of Common Stock of SPI shall be taken into account at their value on the date of the bonus or award as determined under the terms of the plan under which the bonus or award was paid or, if the plan does not provide for such a valuation, as determined in good faith by the Board of Directors of SPI.) SPI shall pay the Severance Payment in a lump sum no later than the fifth business day following the date of termination.

                           6.3.2(C) SPI shall also pay to Executive an amount
equal to all reasonable legal fees and expenses incurred by Executive as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this agreement) provided that it is finally determined that Executive is entitled to a Severance Payment under this agreement by a final judgment, order, or decree of a court of competent jurisdiction (which is not appealable or the time for appeal therefrom having expired and no appeal having been perfected).

                           6.3.2(D) SPI shall arrange to provide Executive with
life, disability, accident, and health insurance benefits substantially similar to those Executive was receiving or entitled to receive from SPI immediately before termination; such provision shall continue until the expiration of the 24-month period following the date of

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

termination of Executive's employment or, if earlier, the date upon which Executive becomes eligible for comparable benefits in connection with subsequent employment.

                           6.3.2(E) The Severance Benefit shall be reduced as
described below if SPI would, by reason of section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), not be entitled to deduct for federal income tax purposes any part of the Severance Benefit or any part of any other payment or benefit to which Executive is entitled under any plan or program.
For the purposes of this agreement, SPI's independent auditors shall determine the value of any deferred payments or benefits in accordance with the principles of section 280G of the Code, and tax counsel selected by SPI's independent auditors and acceptable to SPI shall determine the deductibility of payments and benefits to which Executive is entitled. The Severance Benefit shall be reduced only to the extent required, in the opinion of such tax counsel, to prevent such nondeductibility of any part of the remaining Severance Benefit and other payments and benefits to which Executive is entitled. SPI shall determine which elements of the Severance Benefit shall be reduced to conform to the provisions of this paragraph, provided, however, that there shall be no reduction under this paragraph in the amount payable to Executive under a deferred compensation arrangement between SPI and Executive to the extent such amount is attributable to deferrals elected by Executive or to Executive's vested interest, determined as of the date of termination of employment without regard to any acceleration resulting from a Change in Control, in nonelective deferrals credited to him. Any determination made by SPI's independent auditors or by tax counsel pursuant to this paragraph shall be conclusive and binding on Executive.

               6.4 Termination of Agreement; Survival of Certain Terms. To the extent it has not terminated earlier under paragraph 5.1.1(B), this agreement shall terminate on the date of the termination of Executive's employment under circumstances to which this paragraph 6 applies, subject to the survival of the provisions of paragraphs 6.3, 7, 9, and 14.

          7. Confidential Information. Unless he has obtained SPI's prior written consent, Executive shall not, during or following his employment with SPI, directly or indirectly, disclose to any person, other than SPI, or any affiliate of SPI, or its officers, directors, or employees entitled to such information, or use for his own or another's benefit, any confidential or proprietary information relating to the business affairs or operations of SPI including, without limitation, SPI's marketing plans and acquisition strategies.

          8. Covenant Against Competition. Executive shall not, so long as SPI employs Executive under this agreement, directly or indirectly, as a principal, officer, director, shareholder (except as owner of less than two percent of the shares of a corporation the stock of which is publicly traded), partner, or employee or in any capacity whatsoever, engage in or become associated with, or advise or assist, any enterprise that is engaged in any business or provides any services that is or are competitive with any business or services that is engaged in or are offered by or being developed by SPI. It is agreed that Executive's services are unique and irreplaceable and that the loss of Executive's services or the use of those services by a competitor would cause irreparable harm to SPI. Any breach or threatened breach by Executive of any provision of this paragraph 8 cannot be remedied solely by damages. Accordingly, in the event of a breach or a threatened breach by Executive of any of the provisions of this paragraph 8, SPI shall be entitled to injunctive relief. For purposes of this paragraph 8, payment of a Severance Benefit under paragraph 6.3 of this agreement does not constitute employment.

          9. Covenant Against Interference with Employees. Executive shall not, during his employment with SPI and the 24-month period following his employment with SPI, interfere with SPI's relationship with any of its other employees by recruiting any SPI employee for employment with a Competitor (as defined in paragraph 8, above) or by requesting the services of an SPI employee for a Competitor. This agreement shall not preclude Executive's response on behalf of a Competitor to an application for employment by an SPI employee, provided Executive did not in any manner solicit the application.

          10.  Successors; Binding Agreement.

               10.1 SPI shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of SPI to assume and agree to perform this agreement in the same manner and to the same extent that SPI would be required to perform it if no such succession had taken place. Failure of SPI to obtain such assumption and agreement shall be a breach of this agreement and shall entitle Executive to compensation from SPI in the same amount and on the same terms as he would be entitled if he terminated his employment with SPI following a Change in Control under Adverse Circumstances (as described in paragraph 6) of this agreement. As used in this agreement, "SPI" shall mean SPI as defined above and any successor to its business or assets that assumes and agrees to perform this agreement by operation of law or otherwise.

               10.2 This agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees.

          11. Notice. For the purpose of this agreement, notices shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, and addressed, in the case of SPI, to the address set forth on the first page of this agreement and directed to the attention of the office of the Chairman, and, in the case of Executive, to the most recent address for Executive in SPI's payroll records, or addressed to such other address as either party may have furnished to the other in writing in accordance with this paragraph, except that notice of change of address shall be effective only upon receipt.

          12. Miscellaneous. No provision of this agreement may be modified, waived, or discharged except by an instrument in writing executed by Executive and an

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

authorized officer of SPI. A waiver by either party of any breach of, or compliance with, any condition or provision of this agreement shall not be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, with respect to the subject matter of this agreement have been made by either party that are not expressly set forth in this agreement. The validity, interpretation, construction, and performance of this agreement shall be governed by the internal laws of the State of Louisiana, without regard to the principles of conflicts of law. All references to sections of the Exchange Act and the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for under this agreement shall be subject to any applicable tax withholding as required under federal, state, or local law.

          13.  Validity.   The invalidity or unenforceability of any provision
of this agreement shall not affect the validity of any other provision of this agreement, which shall remain in full force and effect.

          14.  Dispute Resolution.

               14.1 Mediation. Executive and SPI agree that if any claim, dispute, or controversy ("Dispute") arises with respect to the interpretation or operation of this agreement or with respect to any aspect of the employment relationship between Executive and SPI and if the Dispute cannot be resolved by negotiation, they will attempt in good faith to resolve the Dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association ("AAA") before resorting to litigation or some other dispute resolution procedure. If either party initiates mediation by filing with the AAA a submission to mediation or a written request for mediation, the expense of the initial AAA filing fee paid by the initiating party will be shared equally by both parties.

               14.2 Litigation. No party shall commence litigation to resolve a dispute unless mediation has occurred. If litigation occurs, the parties agree that the litigation will be initiated and conducted in courts of the State of Louisiana within Orleans or Jefferson Parish or, if federal courts have jurisdiction over the dispute, in the United States District Court for the Eastern District of Louisiana.

          15. Counterparts. This agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                                SIZELER PROPERTY INVESTORS, INC.


                                By:
                                   ---------------------------------------------

                                   ---------------------------------------------
                                                      Executive

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